As filed with the Securities and Exchange Commission on August 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZEVIA PBC

(Exact name of registrant as specified in its charter)

Delaware	86-2862492
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

15821 Ventura Blvd., Suite 135

Encino, CA 91436

(Address of Principal Executive Offices, Zip Code)

Zevia PBC 2021 Equity Incentive Plan

(Full title of the plan)

Lorna R. Simms

Senior Vice President, General Counsel and Corporate Secretary

Zevia PBC

15821 Ventura Blvd., Suite 135

Encino, CA 91436

(855) 469-3842

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Krista P. Hanvey

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue, Suite 2100

Dallas, TX 75201-2923

(214) 698-3425

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Zevia PBC (the “Registrant”) in order to register an additional 3,156,391 shares of its Class A common stock, par value $0.001 per share (the “Common Stock”), that may be issued under the Zevia PBC 2021 Equity Incentive Plan. The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July  26, 2021 (SEC File No. 333-258175) with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 26, 2021).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 26, 2021).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Zevia PBC 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on July 26, 2021).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on August 8, 2023.

Zevia PBC

By:	/s/ Amy E. Taylor
Name:	Amy E. Taylor
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amy E. Taylor and Lorna R. Simms, and each of them, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amy E. Taylor Amy E. Taylor	President and Chief Executive Officer, Director (Principal Executive Officer)	August 8, 2023

/s/ Denise D. Beckles Denise D. Beckles	Chief Financial Officer (Principal Financial Officer)	August 8, 2023

/s/ Hany Mikhail Hany Mikhail	Chief Accounting Officer (Principal Accounting Officer)	August 8, 2023

/s/ Padraic L. Spence Padraic L. Spence	Director	August 8, 2023

/s/ Jacqueline J. Hayes Jacqueline J. Hayes	Director	August 8, 2023

/s/ David J. Lee David J. Lee	Director	August 8, 2023

/s/ Philip H. O’Brien Philip H. O’Brien	Director	August 8, 2023

/s/ Rosemary L. Ripley Rosemary L. Ripley	Director	August 8, 2023

/s/ Andrew Ruben Andrew Ruben	Director	August 8, 2023

/s/ Julie G. Ruehl Julie G. Ruehl	Director	August 8, 2023

/s/ Justin Shaw Justin Shaw	Director	August 8, 2023